Exhibit 3.31

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WILLISTON HUNTER, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 2009, AT 12:58 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 2009, AT 10:54 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF JUNE, A.D. 2010, AT 1:10 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “NULOCH AMERICA CORP.” TO “WILLISTON HUNTER, INC.”, FILED THE THIRD DAY OF MAY, A.D. 2011, AT 5:04 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “WILLISTON HUNTER, INC.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4735577 8100H	AUTHENTICATION:	9560769

120536295	DATE:	05-09-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

1

CERTIFICATE OF INCORPORATION
OF
NULOCH AMERICA CORP.

To form a corporation pursuant to the General Corporation Law of the State of Delaware (the “General Corporation Law”), the undersigned hereby certifies as follows:

1.                                      Name. The name of the corporation is NuLoch America Corp.

2.                                      Registered Office and Registered Agent. The address of the registered office of the corporation in Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle.

3.                                      Purposes. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

4.                                      Capital Stock. The total number of shares of stock that the corporation is authorized to issue is 3,000 shares, par value $.001 per share, all of which shares are designated as common stock.

5.                                      Bylaws. The board of directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.

6.                                      Limitation of Directors’ Liability; Indemnification. The personal liability of a director of the corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted by law. The corporation is authorized to indemnify (and advance expenses to) its directors and officers to the fullest extent permitted by law. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in this certificate of incorporation inconsistent with this Article shall adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

7.                                      Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

8.                                      Incorporator. The name and mailing address of the incorporator are Tiffanie D. Pearson, c/o Dorsey & Whitney LLP, 1420 Fifth Avenue, Suite 3400, Seattle, Washington 98101.

Dated: September 28, 2009

/s/ Tiffanie D. Pearson
Tiffanie D. Pearson, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:13 PM 09/28/2009
FILED 12:58 PM 09/28/2009
SRV 090889161 - 4735577 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:59 AM 10/26/2009
FILED 10:54 AM 10/26/2009
SRV 090962162 - 4735577 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NULOCH AMERICA CORP.

The undersigned hereby certifies that the amendment to the certificate of incorporation of NuLoch America Corp., a Delaware corporation (the “Corporation”), as set forth below was duly adopted in accordance with the provisions of section 242 of the Delaware General Corporation Law, and that such amendment has not been subsequently modified or rescinded:

Article 4 of the certificate of incorporation of NuLoch America Corp. shall be amended in its entirety to read as follows:

4. The total number of shares that the corporation is authorized to issue is 5,000,000 shares of common stock, par value $0.001 per share.

IN WITNESS WHEREOF, I have executed this certificate this 26th day of October, 2009.

By:	/s/ Brian D. Murray
Brian D. Murray, Executive Vice President and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:10 PM 06/07/2010
FILED 01:10 PM 06/07/2010
SRV 100633566 - 4735577 FILE

CERTIFICATE OF AMENDMENT
OF
NULOCH AMERICA CORP.

The undersigned certifies that the amendment to the certificate of incorporation of NuLoch America Corp., a Delaware corporation (“Corporation”), as set forth below, was duly adopted in accordance with the provisions of section 242 of the Delaware General Corporation Law, and that such amendment has not been subsequently modified or rescinded.

Article 4 of the certificate of incorporation of NuLoch America Corp. shall be amended in its entirety to read as follows:

4. Upon this certificate of amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each 1,000 shares of the Corporation’s common stock, par value $0.001 per share (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $0.001 per share, of the Corporation (the “New Common Stock”). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 1/1000. No fractional shares shall be issued. Immediately subsequent to the reverse stock split described above, the Corporation shall increase its authorized capital so that the total number of shares the Corporation is authorized to issue is 50,000 shares of common stock, par value $0.001 per share.

IN WITNESS WHEREOF, I have executed this certificate this 7th day of June, 2010.

/s/ Brian D. Murray
Brian D. Murray, Executive Vice President and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:04 PM 05/03/2011
FILED 05:04 PM 05/03/2011
SRV 110487894 - 4735577 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NULOCH AMERICA CORP.

The undersigned hereby certifies that the amendment to the certificate of incorporation of NuLoch America Corp., a Delaware corporation (the “Corporation”), as set forth below was duly adopted in accordance with the provisions of section 242 of the Delaware General Corporation Law, and that such amendment has not been subsequently modified or rescinded:

Article 1 of the certificate of incorporation of NuLoch America Corp. shall be amended in its entirety to read as follows:

1.  Name. The name of the corporation is Williston Hunter, Inc.

By:	/s/ Paul Johnston
Paul Johnston, Secretary